INDEPENDENT AUDITOR'S CONSENT

We have issued our report dated January 21, 2000 accompanying the financial statements of Save On Energy, Inc. (formerly Electronic Fuel Control, Inc.) for the years ended December 31, 1999 and 1998 which are included in this Registration Statement. We consent to the inclusion in the Registration Statement of the aforementioned report and to the use of our name, as it appears under the caption "Experts".

                                                     JACK KANE & COMPANY, P.C.
NEW YORK, NY
March 21, 2000